UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, New Jersey 07981

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (973) 887-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

ITEM 8.01. OTHER EVENTS

On January 19, 2012, Suburban Propane Partners, L.P. (the “Partnership”) issued a press release (the “Press Release”) announcing its Fiscal 2012 First Quarter Distribution Declaration. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

In the Press Release, the Partnership also announced that its Board of Supervisors had set May 1, 2012 as the date for the 2012 Tri-Annual Meeting of its Unitholders and had established the close of business on March 5, 2012 as the record date for such Tri-Annual Meeting. The Partnership anticipates mailing proxy materials to its Unitholders of record as of such record date shortly following the record date. At the Tri-Annual Meeting, Unitholders will be asked to elect all of the Partnership’s Supervisors for three-year terms and to approve certain amendments to the Partnership’s (and its operating subsidiary’s) limited partnership agreements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated January 19, 2012, announcing the Fiscal 2012 First Quarter Distribution Declaration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2012	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. STIVALA
	Name:	Michael A. Stivala
	Title:	Chief Financial Officer

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated January 19, 2012, announcing the 2012 First Quarter Distribution Declaration.